As filed with the Securities and Exchange Commission on _____________
                                                  Registration No. 333-_________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                TNT Designs, Inc.
               (Exact name of registrant as specified in charter)

           Delaware                         5632                 20-0937461
(State or other jurisdiction of  Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                          305 Madison Avenue, Suite 449
                               New York, NY 10165
                                  917-215-1222
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   Anju Tandon
                      President and Chief Executive Officer
                                TNT Designs, Inc.
                          305 Madison Avenue, Suite 449
                               New York, NY 10165
                                  917-215-1222
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                             Joseph A. Baratta, Esq.
                               Baratta & Goldstein
                                597 Fifth Avenue
                            New York, New York 10017
                             (212) 750-9700 (Phone)
                              (212) 750-8297 (Fax)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               From time to time after the effective date of this
                             Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of this Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

                                                               Proposed          Proposed
                                                                Maximum           Maximum
                                            Amount to be     Offering Price      Aggregate        Amount of
  Title of Shares to be Registered           Registered       Per Share(1)      Offering Price  Registration Fee
================================================================================================================
Common stock, $0.0001 par value per share      700,000           $0.10           $70,000            $8.87


(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended based upon the price the issuer received for the sale of common stock to the public pursuant to transactions exempt under Regulation D of the Securities Act. There is no established public market for the common equity being registered nor does the Registrant make any representations t 0 6 that the common stock will ever trade or be listed on an exchange or quotation system. As of September 30, 2004 the Company's assets exceeded its liabilities by $7,793, and the Company had 2,100,000 shares issued and outstanding. The offering price has been determined by the sales price of the Company's common stock under its recent Private Placement under Regulation D of the Securities Act, as amended whereby the Company sold 100,000 shares of common stock for $0.10 a share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                 SUBJECT TO COMPLETION, DATED December __, 2004

                             PRELIMINARY PROSPECTUS

                                TNT DESIGNS, INC.

                700,000 shares of common stock, $0.0001 par value

o As of December 22, 2004 we had 2,200,000 shares of our common stock issued and outstanding.

o We will not receive any proceeds from the sale of these shares as the shares are offered by the selling security holders listed herein.

o Our common stock is not traded on any market and although we intend to initiate steps to include our common stock for listing on the the Over-the-Counter Bulletin Board ("OTCBB"), we may not be successful in such efforts and our stock may never trade in any market. See "Risk Factors".

o The selling security holders (as detailed below) will sell at a fixed price of $0.10 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices. See "Plan of Distribution".

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.

                     SEE "RISK FACTORS" BEGINNING ON PAGE 3.

     We may amend or supplement this Prospectus from time to time by filing amendments or supplements as required. You should read the entire Prospectus and any amendments or supplements carefully before you make your investment decision.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this
  Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is December __, 2004.


                                TABLE OF CONTENTS

                                                                                          Page
Part I.  Information Required in Prospectus

The Company - Prospectus Summary                                                             1

The Offering, including Use of Proceeds and Determination of Offering Price                  2

Risk Factors                                                                                 3

Dilution                                                                                     8

Selling Security Holders                                                                     8

Plan of Distribution                                                                         9

Legal Proceedings                                                                           10

Directors, Executive Officers, Promoters and Control Persons                                10

Security Ownership of Certain Beneficial Owners and Management                              11

Description of the Securities                                                               11

Disclosure of Commission Position on Indemnification for Securities Act Liabilities         11

Description of Business                                                                     12

Plan of Operation                                                                           14

Description of Property                                                                     15

Certain Relationships and Related Transactions                                              15

Market for Common Stock and Related Stockholder Matters                                     15

Executive Compensation                                                                      15

Financial Statements                                                                        15

Interest of Named Experts and Counsel                                                       15

Part II.  Information Not Required in Prospectus

Item 24.  Indemnification of Directors and Officers                                       II-1

Item 25.  Other Expenses of Issuance and Distribution                                     II-1

Item 26.  Recent Sales of Unregistered Securities                                         II-1

Item 27.  Exhibits                                                                        II-2

Item 28.  Undertakings                                                                    II-2

Signatures                                                                                II-3


                        THE COMPANY - PROSPECTUS SUMMARY

The following is a summary of material information which is supported in its entirety by detailed information, including financial information and notes thereto, contained in this prospectus. The highlighted summary is intended for reference only. Before making any investment, you should carefully consider the information under the heading "Risk Factors". Please note that throughout this prospectus the words "Company", "we", "our" or "us", refer to TNT Designs, Inc.

About Us

We were incorporated in Delaware on February 17, 2004 and have 30,000,000 shares of common stock $0.0001 par value authorized. At the time of our formation, we issued 2,000,000 shares of our common stock to our sole director and executive officer Anju Tandon who is also included in this prospectus as a selling security holder.

We have a very limited operating history, and are characterized as a "development stage company". Our current business is focused on the marketing and distribution of women's beauty products and fashion accessories. We intend to grow our business through traditional sales and marketing as well as through the hosting of fashion shows which enable us to sell our products to retail customers.

In May of 2004 we completed a private placement under Regulation D of the Securities Act of 1933, as amended, whereby we issued 100,000 shares of our common stock to eleven accredited investors and received $10,000 in gross proceeds which we have been using for general working capital purposes.

In September 2004, we entered into an exclusive alliance and distribution agreement with Radico Export Import Ltd., an Indian corporation, for the distribution of women's beauty products and fashion accessories produced by Radico. The agreement provides us with exclusive distribution rights in New York State, and we have not derived any revenues to date under the agreement.

Securities Offered

This prospectus covers the resale by the selling security holders named in this prospectus of up to 700,000 shares of our common stock. The offered shares include shares issued to our sole director and executive officer at the time of our formation, shares issued to legal counsel in consideration for services performed on behalf of the Company and, shares aquired in private placement transactions which were exempt from the registration requirements of the Securities Act of 1933. The selling security holders will sell their shares of our common stock at $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and therafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange, and we have not applied for listing or quotation on any public market. Please see "Plan of Distribution" at page 9 of this prospectus for a detailed explanation of how the common shares may be sold. We are not offering any shares through this prospectus.

Number of Our Shares Outstanding

We are currently authorized to issue up to 30,000,000 shares of our common stock $0.0001 par value and have issued a total of 2,200,000 shares as of December 22, 2004.

Use of Proceeds

We will not receive any of the proceeds from the sale of shares of our common stock being offered for sale by the selling security holders. We will incur all costs associated with this registration statement and prospectus.

Summary of Our Financial Data

The summarized financial data presented below is derived from and should be read in conjunction with our audited financial statements from February 17, 2004 (our date of inception) to September 30, 2004 along with the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled "Plan of Operation".

        For the  period  February  17,  2004  (Inception)  to
        September 30, 2004
        ------------------------------------------------------
               General and Administrative Expenses                $2,407
               Net Loss                                           $2,407

        As of September 30, 2004
        ------------------------------------------------------
              Cash                                               $15,907
              Total Assets                                       $16,903
              Total Stockholders Equity                           $7,793
              Total Liability and Stockholders Equity            $16,903

                                  THE OFFERING


Common stock, $0.0001 par value per share ("Common
Stock"), outstanding as of December 22, 2004:             2,200,000 shares.

Shares offered by selling security holders                700,000  shares  which have been  issued to  selling  security  holders and are included in our outstanding shares.

Risk Factors                                              The shares involve a high degree of risk.  Investors  should carefully consider the information  set forth under "RISK FACTORS"  beginning on page 3.

Use of  Proceeds                                          We will not receive any proceeds from the sale of common stock offered through this prospectus by the selling shareholders.  The registration of these  shares does not  necessarily  mean that any of these  shares will be offered or sold by the selling shareholders. All proceeds from the sale of shares sold under this  prospectus  will go to the selling shareholders.

Determination  of Offering Price                          This  prospectus  may be  used  from  time  to  time  by  the  selling shareholders  who  offer  the  common  stock in  privately  negotiated transactions  or at a fixed price of $0.10 until our common shares are quoted on the Over-the-Counter Bulletin Board ("OTCBB") and thereafter at prevailing  market prices at the time of sale, at prices related to the  prevailing  market prices,  or at other  negotiated  prices.  The
                                                          selling   shareholders  will  act  independently  in  determining  the offering price of each sale.  There are no assurances  that our common stock will ever be listed on the OTCBB or an exchange.

Trading Market                                            None.


                           FORWARD-LOOKING INFORMATION

When used in this prospectus, the words "believes", "plans", "anticipates", "will likely result", "will continue", "projects", "expects", and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including those risks defined above, which could cause actual results to differ materially from those projected.

We caution readers not to place undue reliance on any forward-looking statements, which are based on certain assumptions and expectations which may or may not be valid or actually occur, and which involve certain risks, including the risks defined below. Sales and other revenues may not commence and/or continue as anticipated due to delays or otherwise. As a result, our actual results for future periods could differ materially from those anticipated or projected.

                                  RISK FACTORS

In addition to the other information in this prospectus, TNT Designs, Inc. has identified a number of risk factors that the Company faces. These factors, among others, may cause actual results, events or performance to differ materially from those expressed in any forward-looking statements made in this prospectus or in other filings with the Securities and Exchange Commission or in press releases or other public disclosures. Investors should be aware of the existence of these factors and should consider them carefully in evaluating our business before purchasing the shares offered in this prospectus.

                    Risks Related to Our Financial Condition

Our Short Operating History Makes our Business Difficult To Evaluate

We are a development stage company, with no significant history of operations. We were incorporated on February 17, 2004, and are a start up company with very little operating history or revenues. Our business is in the early stage of development and we have not generated any profit to date. Significant additional development and marketing of our business is necessary prior to our achieving significant revenues or profitability.

Accordingly, we have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in rapidly evolving markets such as ours. To address these risks, we must successfully implement our business plan and marketing strategies (See "Plan of Operation" herein). We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

As We Are a Development Stage Company, Our Failure to Secure Additional Financing May Affect our Ability to Survive.

We will require additional financing in order to establish profitable operations. Such financing may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure needed additional financing will have a very serious affect on our ability to develop operations or maintain our business.

We Have Yet to Attain Profitable Operations and Because We Will Need Additional Financing to Fund the Development of Our Business, We May Experience Difficulty In Our Efforts To Continue as a Going Concern.

We have incurred a net loss of $2,407 for the period from February 17, 2004 (inception) to September 30, 2004, and have no revenues to date. The successful implementation of our business plan is dependent upon our ability to obtain financing and upon our future profitable operations from the development of our business.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. A going concern paragraph has not been issued in that we currently have adequate cash on hand for our current monthly operating expenses which are nominal. However we may fail to remain a going concern should we seek to expand our business operations and effectuate our business plan as anticipated (See "Plan of Operation" herein) without additional financing. If we are not able to achieve revenues or obtain financing, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected.

We Have No Revenues.

We have no history of profits and no assurances of profits ever developing. We have been dependent upon funds received from a private placement of shares of our common stock as well as a loan from our President to sustain our development activities to date. Our business and marketing strategy contemplates that we will earn a substantial portion of our revenues from sales commissions (See "Plan of Operation" herein). There is no assurance that we will be able to generate revenues from sales commissions or that the revenues generated will exceed the operating costs of our business. Customers may not accept our products due to fashion trends and other subjective factors beyond our control.

Our Future Operating Results Will Be Difficult To Predict.

Our future financial results are uncertain due to a number of factors, many of which are outside our control. These factors include:

      o     Our ability to successfully market our products;
      o Our ability to import \products from India, the main source of our products;
      o     Our  ability  to  perform  under  our   distribution   and  alliance
            agreement;
      o The amount and timing of costs relating to expansion of the our operations;
      o     Our  ability  to  identify  and  enter  into  successful   strategic
            ventures; and
      o General economic conditions and economic conditions specific to our industry.

These factors could negatively impact our financial results, with the result that we may not achieve profitability and our business may fail.

                Risks Related to the Market for Our Common Stock

There is No Active Trading Market For Our Common Stock and If a Market For Our Common Stock Does Not Develop, Our Investors Will Be Unable To Sell Their Shares.

There is currently no active trading market for our common stock and such a market may not develop or be sustained. We currently plan to have our common stock quoted on the National Association of Securities Dealers Inc.'s OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a market maker must file a Form 15c-211 to allow the market maker to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment. If we establish a trading market for our common stock, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock.

Because We Do Not Intend to Pay any Dividends On Our Common Shares, Investors Seeking Dividend Income or Liquidity Should Not Purchase Our Shares.

We do not currently anticipate declaring and paying dividends to our shareholders in the near future. It is our current intention to apply net earnings, if any, in the foreseeable future to increasing our working capital. Prospective investors seeking or needing dividend income or liquidity should, therefore, not purchase our common stock. We currently have no revenues and a history of losses, so there can be no assurance that we will ever have sufficient earnings to declare and pay dividends to the holders of our shares, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors, who currently do not intend to pay any dividends on our common shares for the foreseeable future.

Sales Of a Substantial Number of Shares of Our Common Stock Into The Public Market By Selling Stockholders May Result In Significant Downward Pressure On The Price of Our Common Sstock and Could Affect the Ability of Our Stockholders to Realize Any Current Trading Price of Our Common Stock.

Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock, when and if such market develops. When this registration statement is declared effective, the selling stockholders may be reselling up to 31.8% of the issued and outstanding shares of our common stock. As a result of such registration statement, a substantial number of our shares of common stock which have been issued may be available for immediate resale when and if a market develops for our common stock, which could have an adverse effect on the price of our common stock. As a result of any such decreases in price of our common stock, purchasers who acquire shares from the selling stockholders may lose some or all of their investment.

Any significant downward pressure on the price of our common stock as the selling stockholders sell the shares of our common stock could encourage short sales by the selling stockholders or others. Any such short sales could place further downward pressure on the price of our common stock.

Our Stock Is a Penny Stock. Trading of Our Stock May Be Restricted by the SEC's Penny Stock Regulations Which May Limit a Stockholder's Ability To Buy and Sell Our Stock.

Our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD Sales Practice Requirements May Also Limit a Stockholder's Ability to Buy and Sell Our Stock.

In addition to the "penny stock" rules promulgated by the Securities and Exchange Commission (see above and the "Market for Common Equity and Related Stockholder Matters" section at page 15 for discussions of penny stock rules), the NASD has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

                          Risks Related to Our Business

We Have Only Commenced Our Business Operations in February 2004 and We Have a Limited Operating History and May Not be Able to Successfully Manage the Risks Normally Faced by Start-up Companies and Our Business May Fail.

We have a limited operating history. Our operating activities since our incorporation on February 17, 2004 consisted primarily of completing a private placement of our common stock whereby we issued 100,000 shares to eleven accredited investors and raised $10,000 for general operating purposes and our execution of an alliance agreement for the importation and sale of women's beauty products and fashion accessories with our business partner Radico Export Import Ltd., an Indian entity. Although our alliance agreement with Radico is exclusive, the exclusivity of the agreement is limited to New York State which may also limit our ability to enter into distribution agreements with national chains.

If We Cannot Locate Qualified Personnel, We May Have To Suspend Or Cease Operations Which May Result In The Loss Of Your Investment.

While our sole officer and director has experience in financial services as well as apparel and the home furnishings industry, as the sole officer, her decisions and choices may not take into account standard practices companies commonly use within our industry. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm. As a result, we may have to suspend or cease operations which will result in the loss of your investment.

Inability of Officers and Directors to Devote Sufficient Time to the Operation of the Business May Limit Our Success.

Presently our sole officer and director allocates only a portion of her time to the operation of our business. Should our business develop faster than anticipated, she may not be able to devote sufficient time to the operation of the business to ensure that we continue in business. Even if this lack of sufficient time of our management is not fatal to our existence it may result in limited growth and success of the business.

We Lack an Operating History and Have Losses Which We Expect To Continue Into The Future Which May Require Us To Suspend Or Cease Operations.

We were incorporated in February 2004 and we have not started substantial business operations nor realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception was $2,407. Our ability to achieve and maintain profitability and positive cash flow is dependet in part upon:

      o     Our ability to enter into additional successful strategic alliances;

      o     Our ability to generate revenues;

      o     Our ability to gain market acceptance of our products;

      o Development of and execution of our business plan (see "Plan of Operation");

      o     Development of a strong customer base;

      o     Acceptance of our products; and

      o Maintaining and attracting talented and experienced personnel both in management as well as sales in the women's beauty product and fashion accessories market.

Based upon current plans, we expect to incur operating losses in future periods. This will happen because there are expenses associated with the establishment of a clientele base as well as market acceptance. As a result, we may not generate revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

Because Our Sole Officer And Director Currently Owns Approximately 91% of Our Outstanding Shares She Will Unilaterally Be Able to Decide Certain Corporate Action Including Deciding Who Will Be Directors.

Anju Tandon our sole officer and director currently owns 2,000,000 of the 2,200,000 shares of common stock that are currently outstanding, or approximately 91%. As such, Ms. Tandon will be able to control all aspects of our business from day to day operations including the election of board members the acquisition or disposition of our assets and the future issuance of our shares. Because our sole officer and director is our principal shareholder, investors will not be able to replace our management if they disagree with the way our business is being run. Control by an insider could result in management making decisions that are not in the best interest of investors which may result in your losing all of the value of your investment in our common stock.

We Cannot Guarantee We Will Ever Develop a Customer Base.

We have no customers and a limited number of suppliers. We have entered into an alliance agreement for distribution of women's beauty products and fashion accessories, and we have identified a limited number of clients, customers or suppliers. Even if we obtain clients, customers and suppliers for our services, there is no guarantee that our suppliers will supply us, or that our customers will use the products we offer. If we are unable to attract enough suppliers to offer products for sale or enough customers to buy our products we will have to suspend or cease operations.

Because We Are Small and Do Not Have Substantial Capital, We Must Limit Marketing Our Products to Potential Customers and Suppliers. As a Result, We May Not Be Able to Attract Enough Customers to Operate Profitably. If We Do Not Make A Profit, We May Have to Suspend or Cease Operations.

Because we are a small development stage company and presently have extremely limited capital, we must limit marketing to potential customers and suppliers. We intend to generate revenues through the sale of women's beuaty products and fashion accessories. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy or suppliers to sell to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

We Depend On Our Key Employee.

Although we presently have one employee, competition for qualified personnel in our industry is intense. We believe that our future success will depend in part on our ability to attract, hire and retain qualified personnel.

We Are Currently Dependent For All Products We Intend to Sell and Distribute Through Our Only Alliance Agreement.

Our sole alliance agreement for the importation and sale of our products is with Radico Export Import Ltd., an Indian corporation. Should we have difficulty obtaining apparel products from Radico or should we have difficulty importing these products from other sources, our business operations may be adversely affected and we may be required to cease operations.

We Face Intense Competition From More Established Companies with Products That Have or May Gain Market Acceptance Prior to Our Products.

As we are a start-up company, we have limited resources and abilities to compete with larger and more established companies. Competition in the specialty retail industry is intense and we may not have the required resources to compete against a more established company under any circumstance.

To Continue Operating We Will Eventually Need to Earn a Profit or Obtain Additional Financing to Enable Us To Continue In Business Until We Are Able to Earn a Profit.

Potential investors should be aware of the risks, uncertainties, difficulties and expenses we face as a newly formed company seeking to sell and distribute women's beauty products and fashion accessories in a limited geographic area. If we cannot earn a profit, we may eventually be forced to discontinue our business. We will need additional capital to fund our operating losses and to expand our business. Additional capital may not be available to us on favorable terms when required, or at all. If additional financing is not available when needed, we may need to dramatically change our business plan, sell or merge our business or cease operations. In addition, our issuance of equity or equity-related securities to raise additional capital will dilute the ownership interest of existing shareholders.

                                    DILUTION

The common stock to be sold by the selling security holders is 700,000 shares of common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                            SELLING SECURITY HOLDERS

The common stock under this registraton statement is being offerd by the selling security holders named below. Pursuant to this registration statement, once declared effective by the Securities and Exchange Commission, these shares can be sold in any and all states that recognize an effective registration statement. The table indicates the number of shares owned by the selling secutiry holder prior to the offering and the number of shares being offered by the selling security holder and assumes that all shares included in this offering will be sold by the selling security holder, however there can be no assurances that any of the shares offered hereby are sold. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon a stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933, as amended.

Except with respect to Anju Tandon, our sole officer and director and Joseph Baratta who has provided legal services to us, who are both listed as a selling security holders, none of the other selling security holders so listed below are deemed affiliates of the Company. Additionally, no derivative securities are currently outstanding and ownership interest of a selling security holder is not aggregated to that of another selling security holder to the best of the Company's knowledge. Accordingly the beneficial ownership of the common stock by the selling security holder set forth in the table is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

The applicable percentage of ownership listed below is based on 2,200,000 shares of common stock outstanding as of December 22, 2004.


                                                      Common stock
                                                      Beneficially                                     Common stock
                                                     Owned Prior to              Common stock        Beneficially Owned
                                                        Offering                to be Sold (a)         After Offering
                                                   ---------------------------------------------------------------------
                  Holder                                 Number                      Number         Number      Percent

Anju Tandon                                   (1)           2,000,000                  500,000    1,500,000       100%
Michael Balducci                              (2)               5,000                    5,000          -0-        -0-
Frank Cardamone                               (2)               5,000                    5,000          -0-        -0-
Indra Dattagupta                              (2)              10,000                   10,000          -0-        -0-
Sangeeta Rai*                                 (2)               5,000                    5,000          -0-        -0-
Amit Sanghrajka                               (2)               5,000                    5,000          -0-        -0-
Vanita Savani*                                (2)               5,000                    5,000          -0-        -0-
Sripal Shah                                   (2)               5,000                    5,000          -0-        -0-
Satya P. Tandon(4)                            (2)               5,000                    5,000          -0-        -0-
Renu B. Tandon(4)                             (2)               5,000                    5,000          -0-        -0-
Rashmi Thakar*                                (2)              45,000                   45,000          -0-        -0-
John Weiss                                    (2)               5,000                    5,000          -0-        -0-
Joseph Baratta                                (3)             100,000                  100,000          -0-        -0-
                                                            ---------                  -------    ---------
Totals                                                      2,200,000                  700,000    1,500,000
                                                            =========                  =======    =========

----------

*     Sister of Anju Tandon

(a) Assumes all shares included in this offering are sold by the selling security holder.

(1) Anju Tandon is the Company's sole officer, director and employee, in consideration of a subscription of $200 upon formation of the Company on February 17, 2004, she was issued 2,000,000 founder shares.

(2) Selling Security Holders were subscribers under the Company's Private Placement Memorandum dated February 24, 2004 pursuant to Regulation D of the Securities Act of 1933, as amended. Security holders subscribed to shares of common stock at a per share price of $0.10 per share for an aggregate of $10,000 in subscriptions.

(3) Received as consideration for legal services performed on behalf of the Company

(4)   Father and Mother-In Law of Anju Tandon

                              PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock is not currently listed on any national exchange or electronic quotation system. To date, no actions have been taken to list our shares on any national exchange or electronic quotation system. Because there is currently no public market for our common stock, the selling security holders will sell their shares of our common stock at a price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices. If a public trading market develops, the selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;
      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
      o an exchange distribution in accordance with the rules of the applicable exchange;
      o     privately negotiated transactions;
      o to cover short sales made after the date that this Registration Statement is declared effective by the Commission;
      o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
      o     a combination of any such methods of sale; and
      o     any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling security holders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling security holders to include the pledgee, transferee or other successors in interest as selling security holders under this prospectus.

Upon the Company being notified in writing by a selling security holder that any material arrangement has been entered into with a broker-dealer for the sale of Common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling security holder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common stock were sold, (iv)the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a selling security holder that a donee or pledge intends to sell more than 500 shares of Common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The selling security holders also may transfer the shares of Common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling security holder and/or the purchasers. Each selling security holder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling security holder's business and, at the time of its purchase of such securities such selling security holder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

The Company has advised each selling security holder that it may not use shares registered on this Registration Statement to cover short sales of Common stock made prior to the date on which this Registration Statement shall have been declared effective by the Commission. If a selling security holder uses this prospectus for any sale of the Common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling security holders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling security holders in connection with resale of their respective shares under this Registration Statement.

The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the Common stock. The Company has agreed to indemnify the Selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. If the selling security holders use this prospectus for any sale of the Common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

                                LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and significant employees are listed below.                   Director
Name                            Age         Position with the Company/Principal Occupation       Since
----                            ---         ----------------------------------------------      --------
Anju Tandon                      36          Director, President, Secretary, Treasurer and         2/04
                                               Chief Financial Officer

      Anju Tandon was appointed Director, President, Secretary, Treasurer and Chief Financial Officer in February 2004 at the formation of the Company. Ms. Tandon has held executive positions with firms in the financial services industry including Arthur Andersen from 2000 to 2002 and Financial Security Assurance in prior years. She has also been involved as an entrepreneur in the apparel, home furnishings, travel and fashion accessories industries in prior years and since 2002. Ms. Tandon holds a Masters in Business Administration from Pace University and a B.A. from Fordham University.

                             Committees of the Board

As we currently have only one director we do not have separate audit, compensation or nominating committees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      Except as set forth in the footnotes to this table, the following table sets forth information known to the Company with respect to the beneficial ownership of its common stock as of December 22, 2004 for (i) all persons known by the Company to own beneficially more than 5% of its outstanding common stock,
(ii) each of the Company's  directors,  (iii) each Named  Executive  Officer and
(iv) all directors and executive officers of the Company as a group.


                                                          Shares
                                                        Beneficially     % of
        5% Stockholders, Directors and Officers(1)        Owned        Total(2)
        ------------------------------------------        -----        --------
Anju Tandon (1)                                          2,000,000      90.9%
   c/o TNT Designs, Inc
   305 Madison Avenue, Suite 449
   New York, NY  10165

----------
(1)   Ms. Tandon is the Company's sole director and executive officer.

(2)   Based on 2,200,000 shares outstanding as of December 22, 2004.

                          DESCRIPTION OF THE SECURITIES

Our authorized capital stock consists of 30 million shares of common stock. The following summarizes certain provisions of the common stock and does not purport to be complete and is subject to, and qualified in its entirety by the provisions of our Certificate of Incorporation, as amended.

Common Stock. At December 22, 2004, there were 2,200,000 shares of common stock outstanding, which were held of record by 13 registered stockholders. The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then authorized and outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securites Act may be permitted to directors, officers and controlling persons of our company under Delaware law or otherwise, our company has been advised that the opinion of the Securites and Exchange Commission is that such indemnification is against public policy as expressed in the Securites Act of 1933, and is therefore, unenforceable.

                             DESCRIPTION OF BUSINESS

Overview

TNT Designs, Inc. is a New York City-based wholesaler and distributor of finer women's accessories and cosmetics which will distribute its products to retail and wholesale customers in New York City and New York State, and eventually throughout the United States as well as Europe and Asia. TNT is a Delaware corporation which was formed on February 17, 2004. We have an exclusive strategic alliance and distributorship agreement with Radico Export Import Ltd., a company in India, which manufactures a wide range of products. This relationship with Radico will allow us to concentrate on the marketing of our products. To date, our only activities have been organizational, directed towards negotiating and finalizing the strategic alliance with Radico, raising initial capital and developing our business plan. We have commenced limited activities with respect to commercial and other operations. We have no full time employees other than our President, own no real estate, and intend to intensify our commercial operations once we have become a publicly traded company and are able to raise additional capital.

Exclusive Distributorship and Alliance Agreement

On September 22, 2004, we signed an exclusive distributorship and alliance agreement with Radico Export Import, Ltd., a corporation formed under the laws of India. The agreement provides us with an exclusive right to market and distribute Radico's products in New York State. The consideration for this right was Radico's ability thereby to potentially sell more of its products through a U.S. distribution channel, which is in line with Radico's strategy of increasing export of its products in the United States.

We have exclusive and non-transferable rights granted under the agreement. Subject to certain preexisiting relationships which Radico has with a limited number of distributors in New York we are the only company authorized in New York State to import, market and distribute Radico products in the state for a period of five years, renewable for additional five year-periods upon expiration of the initial term. The agreement does not provide for any minimum shipment amounts. Nothing in the agreement prevents us from purchasing products from any other vendor or from development, marketing or distributing other fashion and beauty products.

Products

Radico is an India-based multinational organization engaged in the manufacture and export of beauty and fashion products and was formed in 1992 in India. Radico currently produces the following product lines under its own label: henna products, body dots/bindis, fashion handbags, belts, pashmina shawls and stoles, aroma candles and other aroma-based products, silver jewelry, fashion jewelry, embroidered dresses, scarves, Indian handicrafts, ayurvedic cosmetic products including hair coloring, moisturizers, anti-wrinkle creams, shampoo, and other cosmetics and promotional items.

Competition

The market for women's accessories and cosmetic products is highly competitive in all of the potential distribution channels and is fragmented. We believe that the market is highly price sensitive with service levels, quality, innovative packaging, marketing and promotional programs and unique products serving as the key factors influencing competition.

We believe that there are numerous businesses competing to distribute women's accessories and cosmetics both on the internet and in terms of traditional brick and mortar distribution channels. We are not able to fully assess the company's competitors as a number of such competitors are privately held businesses. However, we believe that we compete with large specialty retailers, traditional and better department stores, national apparel chains, designer boutiques, individual specialty apparel stores and other direct marketing firms. At the present time, we do not have to compete with these other businesses for merchandise since we only order merchandise for clients directly from Radico. Most of our competitors are larger, have greater financial resources and a more varied selection of products than we do. Our success is dependent in part upon initiating and maintaining strong relationships with our clients and the quality and value of the Radico products.

Distribution Methods and Marketing

We are developing a website at www.tntdesignsinc.com which will be used as a distribution outlet on the Internet to sell our products. We have also developed an eBay store at http://stores.ebay.com/TNT-Designs-Internet-Store. In addition to sales of our merchandise on the Internet, we plan to engage in direct selling of such products, which is defined as the sale of a consumer product or service in a face-to-face manner away from a fixed retail location. We, through our CEO, will market the Radico line through fashion trunk shows and private appointments with retail and wholesale consumers. For this distribution channel, we will rely on our mailing list and referrals in order to increase our customer base. We currently have a mailing list of approximately 300 names to which we will send e-mail announcements of the fashion trunk shows and preview shows during the year. The trunk shows will last for one day and will be by invitation. Customers will RSVP to view the current collection, will be able to try on different pieces and place orders. Radico also maintains multiple websites for its products, and since we are the exclusive distributor for Radico in New York State, we receive customer inquiries which are made directly to Radico from any potential customers in New York State.

In addition to selling Radico products, we also will act as fashion consultants to our retail customers. As a fashion consultant, we will teach people how to "accessorize" using the handbags, scarves and other products which we will sell and will assist the customers in evaluating which styles and color are the most suitable for them. We will act as a fashion consultant directly in connection with our selling of goods, and will not currently charge for this service because we believe that our customers, after consulting with us, will tend to purchase more items in order to update or create a new look.

Sources and Availability of Raw Materials

We believe that the major raw materials used by Radico in the manufacture of the products from its suppliers which will be distributed by us are readily available from numerous sources and that the loss of these suppliers would not adversely affect operations.

Trademarks and Patents

We currently have no trademarks or patent protection.

Government Regulations

Our planned business operations are not currently subject to governmental regulations.

Research and Development

We do not currently conduct any primary research with respect to the development, marketing and distribution of new products. We are focused upon relying on new products developed by Radico, and will in the future acquire distribution rights for new products and develop packaging in response to market trends and consumer demands. We intend to develop a product mix in response to changes in market trends and consumer demands in order to maintain product comparability in our target markets.

Facilities

We have no material assets and do not own any material real or personal property. We maintain a mailing address at 305 Madison Avenue, Suite 449, New York, New York 10165 for which we pay a nominal fee of approximately $60 per month. We believe that this arrangement is sufficient for our purposes at this time. We do not believe that we will need to obtain additional office space at the present time, but we anticipate requiring additional office space in the future once our business plan is further developed. We do not require any warehouse or shipping facilities due to our relationship with Radico.

Employees

As of December 22, 2004, we had one part-time employee, our President, who is our sole officer and director. There are no collective bargaining agreements or employment agreements in existence with respect to the company.

Risk Factors

See Risk Factors beginning on page 3 of this prospectus.

                                PLAN OF OPERATION

The following information should be read in conjunction with the financial statements and related notes that are provided as a part of this prospectus.

Information we provide in this prospectus or statements made by our sole director, officer and employee may constitute "forward-looking" statements and may be subject to numerous risks and uncertainties. Any statements made in this prospectus, including any statements incorporated herein by reference, that are not statements of historical fact are forward-looking statements (including, but not limited to, statements concerning the characteristics and growth of our market and customers, our objectives and plans for future operations and products and our liquidity and capital resources). Such forward-looking statements are based on current expectations and are subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

The forward-looking information set forth in this prospectus is as of December 22, 2004, and TNT undertakes no duty to update this information. Should events occur subsequent to December 22, 2004 that make it necessary to update the forward-looking information contained in this Prospectus, the updated forward-looking information will be filed with the SEC in a Quarterly Report on Form 10-QSB, as an earnings or other release included as an exhibit to a Form 8-K or as an amendment to this registration statement, each of which will be available at the SEC's website at www.sec.gov. More information about potential factors that could affect our business and financial results is included in the section entitled "Risk Factors" beginning on page 3 of this prospectus.

Overview

We were incorporated pursuant to the laws of Delaware on February 17, 2004. We have entered into our first strategic alliance and distribution agreement with Radico Export Import, Ltd., a corporation formed under the laws of India. This agreement provides us with an exclusive right to market and distribute Radico's products in the New York State. We intend to negotiate an expansion of the geographic scope of this agreement with Radico such that the exclusivity extends throughout the United States, and also worldwide. We also intend to enter into additional exclusive distribution arrangements with other similarly situated companies located in India.

Our plan of operation for the twelve months following the date of this prospectus is to market and distribute Radico's products to the potential customers on our mailing lists and databases. We intend to do this via our website our Ebay store as well as direct selling to retail and wholesale customers through tradeshows, trunk shows and our network of contacts. We anticipate that the average cost to conduct a trunk show for our products will be $5,000, which includes the costs for transportation, rental space, inventory, staffing and marketing and printing costs. We anticipate that the average cost to participate in an industry tradeshow will be $15,000, which includes the costs for transportation, booth rental, inventory, staffing and marketing and printing costs.

We do not plan to conduct any product research and development, purchase any significant equipment or increase our number of employees in the next 12 months. We will focus our efforts on sales and marketing of our products. In addition, we will attempt to expand our base of customers as well as suppliers in India.

We anticipate spending an additional $30,000 on administrative costs such as accounting and auditing fees, professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be in excess of $120,000 which includes the costs of doing six trunk shows, participating in two tradeshows, and general sales and marketing expenses of $30,000.

At September 30, 2004, our total assets consisted of $16,903, including cash on hand at that date. Accordingly, we will have to raise additional funds in the next twelve months in order implement our business plan and expand our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. We do not have any arrangements in place for any future equity financing.

                             DESCRIPTION OF PROPERTY

We currently maintain our executive offices at 305 Madison Avenue, Suite 449, New York New York 10165 under a lease that is month to month. We believe that our current office space is adequate for our current operations and we do not anticipate that we will require any additional premises in the foreseeable future.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

             MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock is not currently traded on any recognized stock exchange. There is no current public trading market for our shares of common stock. After this Registration Statement becomes effective, we intend to apply for a quotation on the OTC Bulletin Board. While we intend to take needed action to qualify our common shares for quotation on the NASD OTCBB, there is no assurance that we can satisfy the current listing standards.

As of December 22, 2004, we had 13 shareholders holding 2,200,000 shares of our common stock.

                             EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception nor are there any plans to accrue them to date.

                              FINANCIAL STATEMENTS

The Company's Financial Statements for the period February 17, 2004 (inception) to September 30, 2004 are included on pages F-1 through F-8 of this prospectus.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

The financial statements of TNT Designs, Inc. as of September 30, 2004, are included on pages F-1 through F-8 in this registration statement in reliance upon the report of Most & Company, LLP, independent auditors, and upon the authority of said firm as experts in accounting and auditing.

The validity of the issuance of the shares being offered hereby will be passed upon for us by Baratta & Goldstein, New York, New York. A portion of the shares being registered herein are being issued to TNT's' attorney in such law firm for services provided to TNT.

                           The Remainder of This Page
                            Intentionally Left Blank

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

Article VII of the Registrant's Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

Article VIII of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution.

SEC registration fees                                                $     8.87
Legal fees and expenses                                              $15,000.00*
Accountants' fees                                                    $ 4,000.00
Miscellaneous                                                        $ 1,000.00
                                                                     ----------

Total                                                                $20,008.87
                                                                     ==========

      * A portion of the legal fees and expenses represented by common stock included in this registration statement.

Item 26. Recent Sales of Unregistered Securities

Private Placements of Common Stock

In February 2004, the Company sold 2,000,000 shares of common stock to its sole officer and director for $200. In May of 2004, the Company completed a Private Placement under Regulation D whereby it issued 100,000 shares of common stock to ten subscribers and received an aggregate of $10,000.

Common Stock Issued for Services Provided

In December 2004, the Company issued 100,000 shares of common stock to Joseph Baratta for legal as consideration for legal services performed for the Company.

Item 27. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

      3.1   Bylaws of the Registrant

      3.2   Certificate  of   Incorporation  of  TNT  Designs  Inc,  a  Delaware
            corporation, filed February 17, 2004.

      5.1   Opinion of Baratta & Goldstein*

      10.1 Form of Subscription Agreement for the Company's Private Placement dated as of May 2004

      10.2 Alliance Agreement with Radico Export Import Ltd dated September 22, 2004.

      23.1 Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

      23.2 Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).

* To be filed by amendment.

Item 28. Undertakings

(a)   The undersigned Registrant hereby undertakes:


      1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to
            Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-a or Rule 14c-3 under the Securities Exchange Act of 1934, as amended; and, where interim financial information required to be presented by
            Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, TNT Designs, Inc, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on the 23 day of December, 2004.

                             TNT Designs, Inc.

                             By: /s/ Anju Tandon
                             ===================================================
                                                Anju Tandon
                             Director, President, Secretary, Treasurer and Chief
                                             Financial Officer

                                  EXHIBIT INDEX

3.1   Bylaws of the Registrant

3.2 Certificate of Incorporation of TNT Designs Inc, a Delaware corporation, filed February 17, 2004.

5.1   Opinion of Baratta & Goldstein*

10.1 Form of Subscription Agreement for the Company's Private Placement dated as of May 2004

10.2  Alliance Agreement with Radico Export Import Ltd dated September 22, 2004.

23.1 Consent of Most & Company, LLP, Independent Registered Public Accounting Firm.

23.2  Consent of Baratta & Goldstein (included in opinion filed as Exhibit 5.1).

* To be filed by amendment.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                              Financial Statements
                               September 30, 2004

                          Index to Financial Statements

                                                                         Page
                                                                         ----
Report of Independent Registered Public Accounting Firm                  F-2

Balance Sheet - September 30, 2004                                       F-3

Statement of Operations - February 17, 2004 (Inception)
  to September 30, 2004                                                  F-4

Statement of Stockholders' Equity - February 17, 2004
  (Inception) to September 30, 2004                                      F-5

Statement of Cash Flows - February 17, 2004 (Inception)
  to September 30, 2004                                                  F-6

Notes to Financial Statements                                         F-7 - F-8

                  Report of Independent Public Accounting Firm

To the Board of Directors and
  Stockholders of TNT Designs, Inc.

      We have audited the  accompanying  balance  sheet of TNT Designs,  Inc. (A
Development Stage Enterprise) as of September 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from February 17, 2004 (inception) to September 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TNT Designs, Inc. as of September 30, 2004 and the results of its operations and cash flows for the period from February 17, 2004 (inception) to September 30, 2004 in conformity with accounting principles generally accepted in the United States.

                                       /s/ Most & Company, LLP
                                       Most & Company, LLP

New York, New York
October 14, 2004

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                                  Balance Sheet
                               September 30, 2004

                                     ASSETS

Current Assets
    Cash                                                               $ 15,907
    Inventory                                                               996
                                                                       --------

        Total Assets                                                   $ 16,903
                                                                       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
    Due to stockholder/officer                                         $  9,110
                                                                       --------

Stockholders' Equity
    Common stock, $.0001 par value; authorized: 30,000,000 shares;
      issued and outstanding: 2,100,000 shares                              210
    Additional paid-in capital                                            9,990
    Accumulated deficit                                                  (2,407)
                                                                       --------

        Total Stockholders' Equity                                        7,793
                                                                       --------

        Total Liabilities and Stockholders' Equity                     $ 16,903
                                                                       ========

                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                             Statement of Operations
               February 17, 2004 (Inception) to September 30, 2004

General and Administrative Expenses                                   $    2,407
                                                                      ----------

    Net Loss                                                          $    2,407
                                                                      ==========

Basic loss per share                                                  $        *
                                                                      ==========

Basic weighted average number of
  shares outstanding                                                   2,070,551
                                                                      ==========

*     Less than $0.01, per share

                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                        Statement of Stockholders' Equity
               February 17, 2004 (Inception) to September 30, 2004


                                                     Common Stock       Additional
                                                 --------------------    Paid-in     Accumulated
                                                  Shares     Amount      Capital       Deficit        TOTAL           Total
                                                ---------   ---------   ---------     ---------      ---------      ---------
Sale of common stock to officer,
   at $.0001, per share (February 17, 2004)     2,000,000   $     200                                $     200            200
Sale of common stock under private placement,
   at $.10, per share, (March to May 2004)        100,000          10   $   9,990                       10,000         10,000
Net loss                                                                              $  (2,407)        (2,407)        (2,407)
                                                ---------   ---------   ---------     ---------      ---------      ---------
    Balance, September 30, 2004                 2,100,000   $     210   $   9,990     $  (2,407)     $   7,793          7,793
                                                =========   =========   =========     =========      =========      =========

                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                             Statement of Cash Flows
               February 17, 2004 (Inception) to September 30, 2004

Cash flow from operating activities
    Net loss                                                           $ (2,407)
    Adjustments to reconcile net loss
      to cash used in operating activities
      Increase in inventory                                                (996)
                                                                       --------

        Cash used in operating activities                                (3,403)
                                                                       --------

Cash flow from financing activities
    Proceeds from sales of common stock                                  10,200
    Increase in due to stockholder/officer                                9,110
                                                                       --------

        Cash provided by financing operations                            19,310
                                                                       --------

        Increase in cash and cash at September 30, 2004                $ 15,907
                                                                       ========

                     See notes to the financial statements.

                                TNT DESIGNS, INC.
                        (A Development Stage Enterprise)

                          Notes to Financial Statements

1.    ORGANIZATION AND OPERATIONS

      TNT Designs, Inc. (Company) was incorporated in Delaware on February 17, 2004. The Company markets and distributes women's fashion accessories and beauty products from India. All activity to date was related to the Company's organization and distributions and alliance agreement.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation

      The financial statements include all the accounts of the Company.

      Inventory

      Inventory, consisting of finished goods, is stated at the lower of cost or market determined by the first-in, first-out method.

      Income Taxes

      Deferred income taxes are provided for temporary differences between financial statement and income tax reporting under the liability method, using expected tax rates and laws that are expected to be in effect when the differences are expected to reverse.

      Net Loss Per Share

      Basic net loss per share was computed by dividing the net loss for the period by the basic weighted average number of shares outstanding during the year. Diluted net loss per share was not presented as it was anti-dilutive.

      Financial Instruments

      The carrying amounts of financial instruments, including cash and due to stockholder/officer, approximate their fair values because of their relatively short maturities.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

      New Accounting Pronouncements

      Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.    DUE TO STOCKHOLDER/OFFICER

      Due to stockholder/officer is payable on demand without interest. The Company purchased inventory of $996 from the stockholder/officer.

4.    INCOME TAX

      As of September 30, 2004, realization of the Company's net deferred tax asset of approximately $1,000 was not considered more likely than not and, accordingly, a valuation allowance of approximately $1,000 was provided.

5.    COMMON STOCK

      Upon incorporation, the Company authorized 30,000,000 shares of $.0001 par value common stock.

      In February 2004, the Company sold 2,000,000 shares of common stock to an officer for $200.

      In March, April and May 2004, the Company sold 100,000 shares of common stock under a private placement in exchange for $10,000 ($.10, per share).

6.    DISTRIBUTION AND ALLIANCE AGREEMENT

      On September 22, 2004, the Company entered into an exclusive distribution and alliance agreement with a manufacturer located in India. Under the agreement, the Company has an exclusive right to distribute the manufacturer's products in New York State for five years.

7.    SUBSEQUENT EVENTS

      On October 12, 2004, the Company entered into a retainer agreement for legal services in connection with the review and draft of a proposed Form SB-2. The fee for this service is $15,000, payable $5,000 in cash, upon signing, and $10,000 in cash or shares of common stock to be determined within a year from filing the Form SB-2.

      On December 17, 2004, the Company issued 100,000 shares of common stock in exchange for the $10,000 due under the retainer agreement.